EXHIBIT 32.2

SECTION 906 CERTIFICATION

In connection with the accompanying Annual Report on Form 10-K of Loop Industries, Inc. for the year ended February 28, 2018, the undersigned, Frank Zitella, Chief Financial Officer of Loop Industries, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended February 28, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended February 28, 2018, fairly presents, in all material respects, the financial condition and results of operations of Loop Industries, Inc.

Date: May 14, 2018	/s/ Frank Zitella
Frank Zitella
Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)